EXHIBIT 10.23

              SECOND SUPPLEMENTAL INDENTURE

          THIS SECOND SUPPLEMENTAL INDENTURE, dated as of September 2, 1997 (this "Supplemental Indenture"), between ENVIRODYNE INDUSTRIES, INC., a Delaware corporation (the "Company"), and FLEET NATIONAL BANK (formerly Shawmut Bank of Connecticut, National Association), as trustee (the "Trustee"), under the Indenture dated as of June 20, 1995 and amended by the First Supplemental Indenture, dated as of October, 13, 1995, both between the Company and the Trustee (the "Indenture").

          WHEREAS, the Company has issued, the Trustee has authenticated and there have been delivered pursuant to the Indenture $160,000,000 aggregate principal amount of the Company's First Priority Senior Secured Notes due 2000, all of which are currently outstanding;

          WHEREAS, the Company desires, by this Supplemental
Indenture, to amend the negative covenants contained in Sections
4.01(a)(iii),(iv) and (v), Section 4.01(b) and Section 4.03(a) of the Indenture (collectively, the "Amendment").

          WHEREAS, Section 8.02 of the Indenture provides that the Company and the Trustee may enter into a supplemental indenture, with the consent of the holders of not less than a majority in aggregate principal amount of the then outstanding Securities (as defined therein), for the purpose of changing any provisions of the Indenture except as otherwise set forth therein;

          WHEREAS, pursuant to Section 5.05 of the Indenture, the holders of not less than a majority in aggregate principal of the then outstanding Securities, as of 5:00 p.m., New York time, on July 21, 1997, the record date for such purposes, have waived any prior default by the Company of Sections 4.01(a), 4.01(b) or 4.03(a) of the Indenture, if any.

          WHEREAS, the holders of not less than a majority in principal amount of the Securities outstanding, as of 5:00 p.m, New York City time, on July 21, 1997, the record date for such purpose, have consented to the Amendment; and

          WHEREAS, the Company is legally empowered and has been duly authorized by the necessary corporate action to make, execute and deliver this Supplemental Indenture, and all acts and things whatsoever necessary to make this Supplemental Indenture, when executed and delivered by the Company and the Trustee, a valid, binding and legal instrument have been taken;

          NOW, THEREFORE, each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the holders of the Securities:

                           ARTICLE 1
                           ---------
                          DEFINITIONS
                          -----------

     All terms used in this Supplemental Indenture which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                          ARTICLE 2
                          ---------

                     AMENDMENT OF INDENTURE
                     ----------------------

     2.1 Sections 4.01(a)(iii),(iv) and (v) of the Indenture are hereby amended by deleting such sections in their entirety and substituting in lieu thereof the following:

            (iii) During each "Clause (iii) Test Period" (as defined below) occurring during the period commencing on December 27, 1996 and ending on December 25, 1997, to be less than an amount (the "Clause (iii) Amount") equal to
       (1) the greater of (X) the Clause (ii) Amount at December 26, 1996, and (Y) negative $47,000,000, plus (2) 50% of
                                               ----
       Consolidated Net Income for such Clause (iii) Test Period (or zero in the case of a deficit), plus (3) the amount
                                           ----
       of any net gain realized by the Company or any of its Subsidiaries on the exchange, redemption, purchase or other acquisition of any of its debt securities (including, without limitation, the 10.25% Notes) during such Clause
       (iii) Test Period; where "Clause (iii) Test Period" means, at any time, the period (taken as a one accounting period) commencing on December 27, 1996 and ending on the then most recently ended fiscal quarter of the Company;

           (iv) During each "Clause (iv) Test Period" (as defined below) occurring during the period commencing on December 26, 1997 and ending on December 31, 1998, to be less than an amount (the "Clause (iv) Amount") equal to (1) the greater of (X) the Clause (iii) Amount at December 25, 1997, and (Y) negative $47,000,000, plus (2) 50% of
                                           ----
       Consolidated Net Income for such Clause (iv) Test Period (or zero in the case of a deficit), plus (3) the amount of
                                           ----
       any net gain realized by the Company or any of its Subsidiaries on the exchange, redemption, purchase or other acquisition of any of its debt securities (including, without limitation, the 10.25% Notes) during such Clause
       (iv) Test Period; where "Clause (iv) Test Period" means, at any time, the period (taken as one accounting period) commencing on December 26, 1997 and ending on the then most recently ended fiscal quarter of the Company; and

           (v) During each "Clause (v) Test Period" (as defined below) occurring after January 1, 1999 and thereafter, to be less than an amount equal to (1) the greater of (X) the Clause (iv) Amount at December 31, 1998, and (Y) negative $47,000,000, plus (2) the greater of (X) 50% of
                    ----
       Consolidated Net Income for such Clause (v) Test Period (or zero in the case of a deficit), and (Y) $1,250,000 multiplied by the number of the Company's fiscal quarters that have ended during such Clause (v) Test Period, plus
                                                           ----
       (3) the amount of any net gain realized by the Company or any of its Subsidiaries on the exchange, redemption, purchase or other acquisition of any of its debt securities (including, without limitation, the 10.25% Notes) during such Clause (v) Test Period; where "Clause (v) Test Period" commencing on January 1, 1999 and ending on the then most recently ended fiscal quarter of the Company.

     2.2 Section 4.01(b) of the Indenture is amended by deleting such section in its entirety and substituting in lieu thereof the following:

             (b)     Fixed Charge Coverage Ratio.  The Company
                     ---------------------------
        covenants that it will not cause or permit the ratio of (i) Consolidated Cash Flow for the twelve month period ending at the end of any fiscal quarter of the Company to (ii) Consolidated Fixed Charges for each such twelve month period to be less than the ratio set forth below for the period set forth below in which such fiscal quarter ends:

                Ratio          Period
                -----         --------

                1.45:1     Effective Date through
                           December 28, 1995

                1.50:1     December 29, 1995 through
                           December 31, 1998

                1.55:1     January 1, 1999 and thereafter

        provided, however, for purposes of determining Consolidated
        --------  -------
        Cash Flow for the calculation of the Fixed Charge Coverage Ratio only and notwithstanding any tax effect of such restructuring charges, restructuring charges in amounts not to exceed $3,500,000 and $1,500,000 shall be added back, each on a one-time basis, prior to December 25, 1997 and June 25, 1998, respectively, to the calculation of the Consolidated Net Income to the extent deducted therefrom.

        2.3 Section 4.03(a) of the Indenture is hereby amended by deleting the last clause of such section beginning with "provided,
                                                         --------
however" and substituting in lieu thereof the following:
-------

        provided, however, that at no time shall (1) Consolidated
        --------  -------
        Senior Debt be more than 52.5% of Consolidated Total
        Capitalization, or (2) Consolidated Debt be more than 88% of Consolidated Total Capitalization.

                                  ARTICLE 3
                                  ---------
                                MISCELLANEOUS
                                --------------

     3.1 This Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and all of such counterparts shall together constitute one and the same instrument.

     3.2 The internal laws of the State of New York shall govern this Supplemental Indenture without regard to principles of conflicts of law.

     3.3 All provisions of this Supplemental Indenture shall be deemed to be incorporated in, and made a part of, the Indenture; and the Indenture, as amended and supplemented by this Supplemental Indenture, shall be read, taken and construed as one and the same instrument.

     3.4     The provisions of Sections 4.01(a)(iii),(iv) and (v),
Section 4.01(b) and Section 4.03(a), as amended by Article 2 of this Supplemental Indenture, shall be deemed effective for all purposes as of December 27, 1996; provided, however, that this Supplemental
                      --------  -------
Indenture shall not become effective as of such date until the Company has entered into amendments that are substantially identical to the Amendment contained herein with respect to (i) the Revolving Credit Agreement, dated as of June 20, 1995 and amended as of October 13, 1995, between the Company and The Prudential Insurance Company of America and (ii) the Credit Agreement, dated as of June 20, 1995 and amended as of October 13, 1995, among the Company, the lenders identified therein and BT Commercial Corporation, as Agent. The Company shall provide to the Trustee written notice that it has entered into such amendments and that this Supplemental Indenture has become effective.

     3.5 The recitals to this Supplemental Indenture shall not be construed as representations of the Trustee and the Trustee makes no representation as to the accuracy of such recitals.
     3.6 The Trustee enters into this Supplemental Indenture in its capacity as Trustee under the Indenture and in reliance on an Opinion of Counsel and Officers' Certificate.

          IN WITNESS WHEREOF, the parties have caused this Second
Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                              ENVIRODYNE INDUSTRIES, INC.


                              By:_________________________________
                                 Gordon S. Donovan
                                 Vice President, Chief Financial
                                 Officer and Treasurer
Attest:

______________________
Stephen M. Schuster
Vice President and
Secretary

                              FLEET NATIONAL BANK


                              By:_________________________________


                              Title:______________________________

Attest:

By:_________________________________


Title:_____________________________